AutoZone, Inc.

Executive Deferred Compensation Plan

TABLE OF CONTENTS

ARTICLE I INTRODUCTION

I.1 Name of Plan I.2 Purposes of Plan
I.3 "Top Hat" Pension Benefit Plan.
I.4 Funding
I.5 Effective Date
I.6 Administration ARTICLE II DEFINITIONS AND CONSTRUCTION II.1 Definitions
II.2 Number and Gender
II.3 Headings ARTICLE III PARTICIPATION AND ELIGIBILITY III.1 Participation
III.2 Commencement of Participation
III.3 Cessation of Active Participation ARTICLE IV DEFERRALS AND MATCHING CREDITS IV.1 Deferrals by Participants
IV.2 Matching Credits
IV.3 Effective Date of Executive Deferred Compensation Agreement
IV.4 Modification or Revocation of Election by Participant ARTICLE V DEFINED BENEFIT V.1 Defined Benefit Accruals
V.2 Service Credit ARTICLE VI VESTING, DEFERRAL PERIODS AND EARNINGS ELECTION VI.1 Vesting
VI.2 Deferral Periods
VI.3 Earnings Elections ARTICLE VII ACCOUNTS VII.1 Establishment of Bookkeeping Accounts
VII.2 Subaccounts
VII.3 Hypothetical Nature of Accounts ARTICLE VIII PAYMENT OF ACCOUNT VIII.1 Timing of Distribution of Benefits
VIII.2 Adjustment for Investment Gains and Losses Upon Distribution
VIII.3 Form of Payment or Payments
VIII.4 Defined Benefit Accrual Payments
VIII.5 Designation of Beneficiaries
VIII.6 Unclaimed Benefits
VIII.7 Hardship Withdrawals ARTICLE IX ADMINISTRATION IX.1 Administrative Committee
IX.2 General Powers of Administration
IX.3 Indemnification of Administrative Committee ARTICLE X DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION X.1 Claims
X.2 Claim Decision ARTICLE XI MISCELLANEOUS XI.1 Not Contract of Employment
XI.2 Non-Assignability of Benefits
XI.3 Withholding
XI.4 Amendment and Termination
XI.5 No Trust Created
XI.6 Unsecured General Creditor Status Of Employee
XI.7 Severability
XI.8 Governing Laws
XI.9 Binding Effect
XI.10 Entire Agreement

ARTICLE I

INTRODUCTION

I.1 Name of Plan.

AutoZone, Inc. (the "Company") hereby adopts the AutoZone, Inc. Executive Deferred Compensation Plan (the "Plan").

I.2 Purposes of Plan.

The purposes of the Plan are to provide certain eligible employees of the Company the opportunity to defer elements of their compensation which might not otherwise be deferrable under other Company plans, including the AutoZone 401(k) Plan, and to receive the benefit of additions to their deferral comparable to those obtainable under the AutoZone 401(k) Plan in the absence of certain restrictions and limitations in the Internal Revenue Code. In addition the Plan is intended to provide benefits in addition to those provided by the AutoZone, Inc. Pension Plan which are limited due to certain restrictions and limitations in the Internal Revenue Code.

I.3 "Top Hat" Pension Benefit Plan.

The Plan is an "employee pension benefit plan" within the meaning of ERISA. The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, it is intended that the Plan is exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan is not intended to qualify under Code section 401(a).

I.4 Funding.

The Plan is unfunded. All benefits will be paid from the general assets of the Company.

I.5 Effective Date.

The Plan is effective as of the date adopted by AutoZone, Inc.

I.6 Administration.

The Plan shall be administered by the Administrative Committee.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

II.1 Definitions.

For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

(a) Account" means the bookkeeping account maintained by the Company on behalf of each Participant pursuant to Article VI that is credited with Base Salary Deferrals. Bonus Deferrals and Matching Credits made by the Company on behalf of each Participant pursuant to Article IV, and the earnings and losses on such amounts as determined in accordance with Article V. As of any Valuation Date, a Participant's Defined Contribution Benefit under the Plan shall be equal to the amount credited to his Account as of such date.

(b) "Administrative Committee" means the Compensation Committee of the Board of Directors.

(c) "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.1 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under section 125 of the Code maintained by the Company.

(d) "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Account pursuant to Section 4.1.

(e) "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.4.

(f) "Bonus Compensation" means the amount awarded to a Participant for a Plan Year under any bonus plan maintained by the Company.

(g) "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his account pursuant to Section 4.1.

(h) "Change In Control" means the happening of any of the following events:

 (i) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13 d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to Vote generally in the election of directors (the "Outstanding Company Voting Securities"): provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliated companies or (D) any acquisition of the Company by any corporation pursuant to a reorganization, merger, consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (iii) of this Section 2.1(g) are satisfied; or

(ii) Individuals who, as of the date hereof, constitute the Board (the Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

 (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger of consolidation, (i) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting. Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or of the corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation: or (iv) The approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or of such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) then beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.
  (i) "Code" means the Internal Revenue Code of 1986, as amended.

(j) "Company" means AutoZone, Inc. and its direct and indirect subsidiaries, as designated from time to time by the Compensation Committee of the Board of Directors of AutoZone, Inc.

(k) "Compensation" shall include only a Participant's Base Salary and Bonus Compensation. Severance Pay and non-cash compensation shall not be included. Compensation shall not be limited by Code § 401(a)(17). For purposes of computing the Pension Excess Benefit, a Participant's Compensation calculation shall disregard any effect of excluding voluntary salary or bonus deferrals to a nonqualified, unfunded plan of deferred compensation.

(l) "Deferral Period" means the period of time for which a Participant elects to defer receipt of the Base Salary Deferrals, and Bonus Deferrals credited to such Participant's Account and shall be either the Retirement Date, a period of years as specified in Section 5.2 or upon a Change In Control. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Base Salary Deferrals, and Bonus Deferrals are credited to the Participant's Account.

(m) "Executive Deferred Compensation Agreement" means the written agreement entered into between the Company and a Participant pursuant to which the Participant elects the amount of his Base Salary and/or his Bonus Compensation to be deferred into the Plan and the Deferral Period, the deemed investment and the form of payment for such amounts.

(n) "Directors" means the Board of Directors of the Company.

(o) "Effective Date" means January l, 2000.

(p) "Employee" means any common-law employee of the Company.

(q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(r) "401(k) Plan" means the AutoZone 401(k) Plan.

(s) Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to Article III.

(t) "Plan" means the AutoZone, Inc. Executive Deferred Compensation Plan, as amended from time to time.

 (u) "Plan Year" means the twelve-consecutive month period commencing January 1 of each year ending on December 31.

(v) "Retirement Date" means the date the Participant is eligible for and retires under any qualified retirement plan maintained by the Company.

(w) "Valuation Date" means the last business day of each calendar month and each special valuation date designated by the Administrative Committee.

(x) "Pension Plan" means the AutoZone, Inc. Pension Plan.

(y) "Defined Benefit Accrual" means the amounts accrued to a Participant pursuant to Article V.

(z) "Defined Contribution Benefit" means the amounts accrued to a Participant pursuant to Article IV.

 II.2 Number and Gender.

Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

II.3 Headings.

The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the test of the Plan, the text shall control.

ARTICLE III

PARTICIPATION AND ELIGIBILITY

III.1 Participation.

Participants in the Plan are those Employees who are (a) subject to the income tax laws of United States, (b) determined by the Company to be members of a select group of highly compensated or management Employees of the Company, and (c) selected by the Administrative Committee, in its sole discretion, as Participants. The Administrative Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3 a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan, provided the Participant continues to satisfy Sections 3.1(a) and (b) above.

 III.2 Commencement of Participation.

An Employee shall become a Participant effective as of the date the Administrative Committee determines, which date shall be on or after the date his Executive Deferred Compensation Agreement becomes effective. Newly eligible employees must make deferral elections during the first 30 days after becoming eligible.

III.3 Cessation of Active Participation.

Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Administrative Committee.

ARTICLE IV

DEFERRALS AND MATCHING CREDITS

IV.1 Deferrals by Participants.

At least thirty days preceding the first day of each Plan Year (or the remaining portion thereof for an Employee who commences participation in the Plan other than on the first day of a Plan Year), a Participant may file with the Administrative Committee an Executive Deferred Compensation Agreement pursuant to which such Participant elects to make Base Salary Deferrals and/or Bonus Deferrals. The Participant's Base Salary Deferrals and Bonus Deferrals shall not exceed twelve percent (12%) of the Participant's Compensation, minus the Participant's elective deferrals under the 401(k) Plan. Base Salary Deferrals and Bonus Deferrals shall not be limited by Code § 402(g), or Code § 401(k) or Code § 401(m), or Code § 415(c). Any such Participant election shall be subject to any maximum or minimum percentage or dollar amount limitations and to any other rules prescribed by the Administrative Committee in its sole discretion. Base Salary Deferrals will be credited to the Account of each Participant as of the last day of each calendar month, provided that such Participant is an Employee on the last day of such calendar month. A Participant whose employment terminates during the calendar month shall be paid the amount of his Base Salary Deferrals for such month in cash. Bonus Deferrals will be credited to the Account of each Participant as of the day of the month in which such Bonus Compensation otherwise would have been paid to the Participant in cash, provided that the Participant is an Employee on the payment date. If a Participant fails to file a new Executive Compensation Agreement or revoke a prior Executive Compensation Agreement, the latest Executive Compensation Agreement on file with the Committee shall remain in effect for each Plan Year subsequent to its filing.

IV.2 Matching Credits.

 In addition to Base Salary Deferrals and Bonus Deferrals, the Company shall credit to the Participant's Account an amount equal to the Matching Contribution that would be made to the Participants Matching Contributions Account under the 401(k) Plan with respect to the Participant's Compensation (as defined in this Plan) without regard to any limitations imposed by Code § 401(a)(17), Code § 401(k), Code § 401(m) or Code § 415(c), less the amount of Matching Contribution made to the Participant's Matching Contribution Account in the 401(k) Plan.                     IV.3 Effective Date of Executive Deferred Compensation Agreement. A Participant's initial Executive Deferred Compensation Agreement shall be effective as of the first payroll period after the date the Participant commences participation in the Plan. Each subsequent Executive Deferred Compensation Agreement shall become effective on the first day of the Plan Year to which it relates. If a Participant fails to complete an Executive Deferred Compensation Agreement on or before the date the Participant commences participation in the Plan or the first day of any Plan Year, the Participant shall be deemed to have elected not to make Base Salary Deferrals and/or Bonus Deferrals for such Plan Year (or remaining portion thereof if the Participant enters the Plan other than on the first day of a Plan Year).

IV.4 Modification or Revocation of Election by Participant.

A Participant may not change the amount of his Base Salary Deferrals or Bonus Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral or Bonus Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Executive Deferred Compensation Agreement with the Administrative Committee. If approved by the Administrative Committee, revocation shall take effect as of the first payroll period next following its filing. A Participant who discontinues a Base Salary Deferral or Bonus Deferral election during a Plan Year will not be permitted to elect to make Base Salary Deferrals or Bonus Deferrals again until the next Plan Year. Under no circumstances may a Participant's Executive Deferred Compensation Agreement be made, modified or revoked retroactively. A Participant' s Executive Deferred Compensation Agreement shall remain in effect in the event of a Change in Control.

ARTICLE V

DEFINED BENEFIT

V.1 Defined Benefit Accruals.

A Participant shall accrue, each Plan Year, a benefit under this Plan equal to the benefit the Participant would accrue under the Pension Plan for such Plan Year absent the effect of Code § 401(a)(17) and Code § 415(b), less the benefit accrued under the Pension Plan for such Plan Year.

V.2 Service Credit.

The Administrative Committee shall determine the service to be credited to the Participant for purposes of calculating the Defined Benefit Accrual provided by Section 5.1 of this Plan. Such service may only include, service for the Company or service for a prior employer that is related or formerly related to the Company.

ARTICLE VI

VESTING, DEFERRAL PERIODS AND EARNINGS ELECTION

VI.1 Vesting.

A Participant shall be 100% vested in his Account at all times.

VI.2 Deferral Periods.

A Deferral Period may be for any period of five (5) years, or ten (10) years or any period of one (l) year or more after the Participant has completed one (l) year of participation, or more, and may not end later than the year in which the Participant attains age 70. A Participant must specify on the Executive Deferred Compensation Agreement the Deferral Period for the Base Salary Deferrals, and Bonus Deferrals to be made to the Plan for the Plan Year (or the remaining portion thereof for a Participant who enters the Plan other than on the first day of a Plan Year) to which the Executive Deferred Compensation Agreement relates, subject to certain rules as determined by the Administrative Committee from time to time. A Participant may change an election of a Deferral Period at any time prior to the first day of the calendar year in which payments are to commence.

 VI.3 Earnings Elections.

Amounts credited to a Participant's Account shall he credited with earnings and losses based on hypothetical investment directions made by the Participant, in accordance with investment options and procedures adopted by the Administrative Committee from time to time. Any amounts credited to a Participant's Account with respect to which a Participant does not provide investment direction shall be credited with earnings in an amount determined by the Administrative Committee in its sole discretion. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses.

ARTICLE VII

ACCOUNTS

VII.1 Establishment of Bookkeeping Accounts.

A separate bookkeeping account shall be maintained for each Participant. Such account shall he credited with the Participant's Base Salary Deferrals, Bonus Deferrals and Matching Credits and credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 6.3. A separate bookkeeping account shall also be maintained for each Participant's Defined Benefit Accruals, but shall not be adjusted for hypothetical or actual investment results.

VII.2 Subaccounts.

Separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different Deferral Periods, methods of payment or investment directions with respect to Base Salary Deferrals, and Bonus Deferrals for different Plan Years.

VII.3 Hypothetical Nature of Accounts.

 The account established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that earnings and losses on the Base Salary Deferrals, Bonus Contributions and Matching Credits made to the Plan can be credited (or charged, as the case may be). Neither the Plan nor any of the accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Directors, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person.
ARTICLE VIII

PAYMENT OF ACCOUNT

VIII.1 Timing of Distribution of Benefits.

Distribution of a Participant's Account shall be made or commence as soon as practicable following the date the Deferral Period for such amounts ends. Notwithstanding the foregoing, the Participant's entire Account shall be distributed to him (or his Beneficiary in the event of his death) as soon as practicable following the earliest to occur of the following: (i) the Participant's death; (ii) the Participant's permanent disability (as defined in the Company's long-term disability program; or (iii) the Participant's termination of employment.

VIII.2 Adjustment for Investment Gains and Losses Upon Distribution.

Upon a distribution pursuant to this Article VII, the balance of a Participant's Account shall be determined as of the Valuation Date immediately preceding the date of the distribution to be made and shall be adjusted for investment gains and losses which have accrued to the date of distribution but which have not been credited to his Account.

VIII.3 Form of Payment or Payments.

The Participant's Account shall be distributed in accordance with the form of payment elected by the Participant on the Executive Deferred Compensation Agreement to which such amounts relate. The form of payment with respect to amounts and the earnings credited thereon may be in any of the following forms:

(a) In the event of distribution after the expiration of the Deferral Period, distribution may be made in a lump sum, or in installment payments for a period not to exceed fifteen years;

(b) In the event of distribution after the Participant's death or permanent disability, distribution shall be made in a lump sum:

(c) In the event of distribution after termination of employment other than by reason of death or disability, distribution shall be made in a lump sum if the value of the Participant's Account is Fifty Thousand Dollars ($50,000) or less, and shall be made as follows, if the Account exceeds Fifty Thousand Dollars ($50,000):

 (i) the sum of Fifty Thousand Dollars ($50,000) shall be distributed in a lump sum; and

(ii) the remaining balance shall be distributed in annual installments of at least Five Thousand Dollars ($5,000) over a period of up to five (5) years.

 Installment payments shall be paid annually on the first business day of January of each Plan Year as elected by the Participant on the Executive Deferred Compensation Agreement. Each installment payment shall be determined by multiplying the amounts to be distributed by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to Participant. Anything contained herein to the contrary notwithstanding, total distribution of a Participant's Account must be made by the date such Participant attains age 85.

Upon termination of a Participant's employment following a Change in Control (unless elected as a Deferral Period in the Executive Deferred Compensation Agreement), a Participant's Account shall be distributed as described in 8.3(c)(1) and (2) above in five (5) annual installments with the first installment payment to begin commencing no later than ninety (90) days after the Participant's employment is terminated. However, such Participant or Beneficiary, as the case may be, may apply to the Administrative Committee for payment of installments over a shorter period of time, including the right to distribute the entire Account in a lump sum payment.

VIII.4 Defined Benefit Accrual Payments.

Payment of Defined Benefit Accruals shall be in the form elected by the Participant for payment of benefits under the Pension Plan.

VIII.5 Designation of Beneficiaries.

Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. A beneficiary designation shall be made by executing the beneficiary designation form prescribed by the Administrative Committee and filing the same with the Administrative Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. If no such designation is on file with the Administrative Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Administrative Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be the Participant's surviving spouse, if any, or if none, the Participant's executor or administrator, or his heirs at law if there is no administration of such Participant's estate.

 VIII.6 Unclaimed Benefits.

In the case of a benefit payable on behalf of such Participant, if the Administrative Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Administrative Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

VIII.7 Hardship Withdrawals.

A Participant may apply in writing to the Administrative Committee for, and the Administrative Committee may permit, a hardship withdrawal of all or any part of a Participant's Account if the Administrative Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 1 52(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Administrative Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Administrative Committee. The Administrative Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Administrative Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

ARTICLE IX

ADMINISTRATION

IX.1 Administrative Committee.

The Plan shall be administered by an Administrative Committee appointed by the Board of Directors. The Administrative Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Administrative Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing.

 IX.2 General Powers of Administration.

The Administrative Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Administrative Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Administrative Committee may exercise the powers hereby granted in its sole and absolute discretion. No member of the Administrative Committee shall be personally liable for any actions taken by the Administrative Committee unless the member's action involves willful misconduct.

IX.3 Indemnification of Administrative Committee.

The Company shall indemnify, hold harmless, and defend the members of the Administrative Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

ARTICLE X

DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION

X.1 Claims.

A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Administrative Committee, setting forth his claim, The request must be addressed to the Administrative Committee at the Company at its then principal place of business.

X.2 Claim Decision.

Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

ARTICLE XI

MISCELLANEOUS

XI.1 Not Contract of Employment.

The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person.

Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

XI.2 Non-Assignability of Benefits.

No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and nontransferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

XI.3 Withholding.

All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

XI.4 Amendment and Termination.

The Company may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan: provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his Account. The Company may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a single cash lump sum, in full satisfaction of all such Participant's or Beneficiary's benefits hereunder.

 XI.5 No Trust Created.

Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Participant, his beneficiary, or any other person.

XI.6 Unsecured General Creditor Status Of Employee.

The payments to Participant, his Beneficiary or any other distributee hereunder shall he made from assets which shall continue, for all purposes, to be a part of the, general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant Beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company: no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

In the event that, in its discretion, the Company purchases an insurance policy, or policies insuring the life of the Employee (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.

XI.7 Severability.

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

XI.8 Governing Laws.

All provisions of the Plan shall be construed and enforced in accordance with the laws of the State of Tennessee, and in the courts situated in that State.

 XI.9 Binding Effect.

This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

XI.10 Entire Agreement.

This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

IN WITNESS WHEREOF, the Company has caused this Plan to be properly executed on the 1st day of December, 1999.

ATTEST: Title:	AUTOZONE, INC. By: /s/ Harry L. Goldsmith Title: Senior Vice President

TRUST UNDER THE AUTOZONE, INC.
EXECUTIVE COMPENSATION PLAN

        This Agreement made this day of , by and between AUTOZONE, INC. (Company) and the AutoZone, Inc. Executive Deferred Compensation Administrative Committee (Trustee):

        WHEREAS, Company has adopted the AutoZone, Inc. Executive Deferred Compensation Plan (the "Plan").

        WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in the Plan;

        WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such time as specified in the Plan.

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust

(a) Company hereby deposits with Trustee in trust the sum of Ten and 00/100 Dollars ($10.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.

 (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, Part 1, subchapter J, Chapter l, subtitle A of the Internal Revenue Code of l 986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f) Within thirty (30) days following the end of each Plan Year ending after the Trust has become irrevocable pursuant to Section l(b) hereof, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of such Plan year(s).

 Section 2. Payments to Plan Participants and Their Beneficiaries. (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due Trustee shall notify Company where principal and earnings are not sufficient.

 Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent. (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section I (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

( l ) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company's insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

 (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants of their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

 (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.
  Section 4. Payments to Company. Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s). Section 5. Investment Authority. (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Company and except that dividend rights with respect to Trust assets will rest with Company.

(b) Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

 Section 6. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
  Section 7. Accounting by Trust. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.
  Section 8. Responsibility of Trustee. (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonable timely manner, Trustee may obtain payment from the Trust.

(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

 (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law. Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301 7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

 Section 9. Compensation and Expenses of Trustee.

Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.
Section 10. Resignation and Removal of Trustee (a) Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on ten (10) days notice or upon shorter notice accepted by Trustee.

(c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for five (5) years(s), and the composition of the Administrative Committee shall not be changed during such period.

(d) If Trustee resigns within five (5) years(s) after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

 Section 11. Appointment of Successor (a) If Trustee resigns or is removed in accordance with Section 10(a) hereof, Company may appoint any bank or trust company or other entity having trust powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably required by Company or the successor Trustee to evidence the transfer.

(b) If Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any bank or trust company or other entity having trust powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

(c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

 Section 12. Amendment or Termination (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section I (b) hereof.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) unless sooner revoked in accordance with Section 1 (b) (hereof upon termination of the Trust any assets remaining in the Trust shall be returned to Company).

(c) Sections(s) 1,10,11 and 12 of this Trust Agreement may not be amended by Company for five (5) year(s) following a Change of Control, as defined herein.

 Section 13. Miscellaneous. (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of Tennessee.

(d) For purposes of this Trust, Change of Control shall mean: the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets".

 Section 14. Effective Date.

                    The effective date of this Trust Agreement shall be January 1, 2000.

AUTOZONE, INC.   "Company"
  By:_________________________   Its___________________________

  AUTOZONE, INC. EXECUTIVE DEFERRED COMPENSATION COMMITTEE

"Trustee"

By

Its